UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2018

INTELLIGENT HIGHWAY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55154	30-0680119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2376 Gold River Rd, Suite 100

Rancho Cordova, CA 95670

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 460-1390

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8- Other Events.

Explanatory Note

On January 10, 2018 Fazync, a wholly owned subsidiary of Intelligent Highway Solutions, Inc., entered into a Strategic Alliance Agreement with Bravatek Solutions, Inc.

The parties entered into a business relationship which will designate Bravatek as the project based business partnership channel for governmental and non-governmental departments/agencies/units for promoting Fazync relevant capabilities, products and/or service solutions.

Copy of press release attached.

Item 9.01 Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated January 18, 2018
(incorporated by reference)

10.1	Strategic Alliance Agreement

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGENT HIGHWAY SOLUTIONS, INC.

Date: January 18, 2018	By:	/s/ Devon Jones
Devon Jones
Chief Executive Officer